Exhibit 99.1

News Release

PartnerRe Ltd. Gains Shareholder Approval for Proposals Related to the Acquisition of PARIS RE

PEMBROKE, Bermuda, September 24, 2009 -- PartnerRe Ltd. (NYSE:PRE) (“the Company”) announced that at a Special General Meeting held today, PartnerRe shareholders approved all of the proposals unanimously recommended by the Company’s Board of Directors to effect the Company’s proposed acquisition of PARIS RE, a French-listed, Swiss-based diversified reinsurer.

The proposals PartnerRe shareholders were asked to vote on were: a proposal to approve the issuance PartnerRe common shares in connection with the series of transactions to acquire PARIS RE; a proposal to increase the size of the Board of Directors to 12 from 11; and a proposal to amend the Company’s existing equity plan to increase the number of PartnerRe common shares available for issuance and to increase the number of PartnerRe common shares that may be awarded to employees as restricted shares or restricted share units.

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This document includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on PartnerRe’s and PARIS RE’s assumptions and expectations concerning future events and financial performance, in each case, as they relate to PartnerRe, PARIS RE or the combined company. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. These forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses, adequacy of reserves, risks associated with implementing business strategies and integrating new acquisitions, levels and pricing of new and renewal business achieved, credit, interest, currency and other risks associated with PartnerRe’s, PARIS RE’s or the combined company’s investment portfolio, changes in accounting policies, the risk that a condition to closing of the proposed transaction may not be satisfied, the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated, failure to consummate or delay in consummating the proposed transaction for other reasons, and other factors identified in PartnerRe’s filings with the United States Securities and Exchange Commission and in the documents PARIS RE files with the Autorité des marchés financiers (French securities regulator) and which are also available in English on PARIS RE’s web site (www.paris-re.com). In light of the significant uncertainties inherent in the forward-looking information contained herein, readers are cautioned not to place undue

PartnerRe Ltd. Wellesley House South 90 Pitts Bay Road Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com

News Release

reliance on these forward-looking statements, which speak only as of the dates on which they are made. Each of PartnerRe or PARIS RE disclaims any obligation to publicly update or revise any forward-looking information or statements.

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PartnerRe is a leading global reinsurer, providing multi-line reinsurance to insurance companies. The Company through its wholly owned subsidiaries also offers alternative risk products that include weather and credit protection to financial, industrial and service companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering, energy, marine, specialty property, specialty casualty, other lines, life/annuity and health, and alternative risk products. For the year ended December 31, 2008, total revenues were $4.0 billion. At June 30, 2009, total assets were $17.0 billion, total capital was $5.3 billion and total shareholders’ equity was $4.8 billion.

PartnerRe on the Internet: www.partnerre.com

Contacts:	PartnerRe Ltd.	Sard Verbinnen & Co.
	(441) 292-0888	(212) 687-8080
	Investor Contact: Robin Sidders	Drew Brown/Jane Simmons
Media Contact: Celia Powell

PartnerRe Ltd. Wellesley House South 90 Pitts Bay Road Bermuda HM 08	Telephone +1 441 292 0888 Fax +1 441 292 6080 www.partnerre.com